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                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT
                     TO RETIREMENT AND CONSULTING AGREEMENT

         THIS FIRST AMENDMENT (the "Amendment") to Retirement and Consulting Agreement between King Pharmaceuticals, Inc. ("Employer") and James R. Lattanzi ("Executive") dated April 1, 2005 (the "Agreement") between Employer and Executive is dated and effective as of November 4, 2005. All capitalized terms contained herein that are not defined herein shall have the meaning ascribed to them in the Agreement.

         WHEREAS, Employer and Executive desire to extend the terms of the Executive's provision of consulting services under the terms of the Agreement.

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, and intending to be legally sound hereby, the parties hereto agree as follows:

         1. Employer shall continue to retain Executive and Executive shall continue to serve as consultant to Employer during the period beginning on the earlier to expire of the Initial Period and the Remaining Period (whether upon the exercise by Employer of its rights under Section 2.01(b)(ii) of the Agreement or otherwise), and ending six (6) months from the date of such expiration (the "Extension Period"). During the Extension Period, Executive shall provide such hours of consulting services as may be requested by Employer in its discretion, provided that the weekly average hours provided during such period shall not exceed ten (10) hours. During the Extension Period, Executive shall assist and advise Employer and its employees with respect to matters in which Executive was involved or had knowledge from his services as an employee of Employer. In rendering such consulting services, Executive shall report to the Chief Executive Officer of Employer (the "CEO") or to such other person as may be designated from time to time by the CEO. Executive shall perform his services hereunder (1) primarily at the corporate headquarters of Employer in Bristol, Tennessee, and at Employer's offices in Princeton, New Jersey, (2) from time to time, at Employers request, at locations related to litigation or other legal matters involving or affecting Employer or its affiliates and (3) at such other locations as may be mutually agreed from time to time by Employer and Executive. Executive acknowledges that his duties and responsibilities hereunder will require him to travel on business from time to time, and for such purposes Employer shall make its corporate aircraft reasonably available to Executive. Any time spent by Executive in connection with such travel shall be credited against the consulting services Executive is required to provide during the Extension Period pursuant to this Amendment. Executive may perform his consulting services hereunder by telephone or email in appropriate circumstances reasonably acceptable to Employer. Executive shall serve Employer in good faith and to the best of Executive's abilities in connection with the performance of his consulting services hereunder.

         2. Section 2.02 of the Agreement shall be amended as follows: (a) insert the phrase "(iii) during the Extension Period, $[*****]" in the first sentence immediately following "$[*****]"; and (b) insert the phrase "and the Extension Period" in the second sentence immediately following "during the Initial Period".


Portions of this exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application requesting confidential treatment; [*] denotes omissions.


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         3. All terms of the Agreement not modified by the terms of this
Amendment shall remain unchanged and apply to the Executive's provision of consulting services and the Employer's obligation to make payment for such services during the Extension Period.

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.



                                         KING PHARMACEUTICALS, INC.

                                         By: /s/ C. Diane Holbrook
                                             ----------------------------------

                                         Title: Exec. Vice President, Human
                                                Resources
                                                -------------------------------

                                         Date: 11/4/05
                                               --------------------------------



                                         JAMES R. LATTANZI

                                         By: James R. Lattanzi
                                             ----------------------------------

                                         Date: 11/4/05
                                               --------------------------------





Portions of this exhibit were omitted and have been filed separately with the Securities and Exchange Commission pursuant to an application requesting confidential treatment; [*] denotes omissions.